Exhibit 99.1

MathStar, Inc. Revises Schedule for Release of Fourth Quarter and Full Year 2006 Results and Conference Call

PR Newswire -- February 14, 2007

HILLSBORO, Ore., Feb. 14 /PRNewswire-FirstCall/ -- MathStar, Inc. (Nasdaq: MATH), a fabless semiconductor company specializing in high- performance programmable logic, has announced that its previously scheduled release of fourth quarter and full year 2006 results for Monday, February 19, 2007 has been rescheduled for Tuesday, February 20, 2007, in order to accommodate investors who could not attend the Monday call due to the market being closed.

MathStar will host the rescheduled conference call for interested members of the investment community at 9:30 a.m. Pacific time on Tuesday, February 20, 2007. The fourth quarter and full year 2006 results will be released immediately prior to the conference call.

Conference Call Information:
Tuesday, February 20, 2007
9:30 a.m. Pacific
All callers: 303-262-2125 or 866-250-2351
(Call in 10 minutes prior to start to be included)

A replay of the call will be available on the company’s web site at www.mathstar.com .

About MathStar, Inc.

MathStar is a fabless semiconductor company offering best in class, high- performance programmable logic solutions. MathStar’s field programmable object array (FPOA) can process arithmetic and logic operations at clock rates at 1 gigahertz, which is up to four times faster than even the most advanced FPGA architectures in many applications. MathStar’s Arrix family of FPOAs are high- performance programmable solutions that enable customers in the machine vision, high-performance video, medical imaging, security & surveillance and military markets to rapidly and cost effectively innovate and differentiate their products. FPOAs are available now and are supported by development tools, IP libraries, application notes and technical documentation. For more information, please visit www.mathstar.com.

Statements in this press release, other than historical information, may be “forward-looking” in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management’s current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2006 under the heading “Risk Factors.” MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SOURCE  MathStar, Inc.
          -0-                                                  02/14/2007
          /CONTACT:  Sean Riley of MathStar, Inc., +1-503-726-5500, or info@mathstar.com; or Jeff Hardison of McClenahan Bruer Communications, +1-503-546-1000, or jeff@mcbru.com, for MathStar, Inc./
          /Web site:  http://www.mathstar.com /